As filed with the Securities and Exchange Commission on January 26, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

T-3 Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	76-0697390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7135 Ardmore

Houston, Texas 77054

(713) 996-4110

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gus D. Halas

President, Chief Executive Officer and Chairman

T-3 Energy Services, Inc.

7135 Ardmore

Houston, Texas 77054

(713) 996-4110

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas E. McWilliams

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, TX 77002

Telephone: (713) 758-2222

Facsimile: (713) 758-2346

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective, as determined by the selling stockholder.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)(2)	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock, par value $0.001 per share
Debt securities (3)
Preferred stock (2)
Depositary shares (4)
Warrants			$500,000,000 (5)(6)(7)	$53,500
Secondary Offering of Common stock	4,879,316 shares (8)	$18.69 (9)	$91,194,416	$9,758
Total			$591,194,416	$63,258

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, the debt securities, preferred stock, depositary shares or warrants being registered.
(3)	If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such amount as shall result in an aggregate initial offering price not to exceed $500,000,000 less the dollar amount of any registered securities previously issued.
(4)	The depositary shares being registered will be evidenced by depositary receipts issued under a depositary agreement. If T-3 Energy Services, Inc. elects to offer fractional interests in shares of preferred stock to the public, depositary receipts will be distributed to the investors purchasing the fractional interests and the shares will be issued to the depositary under the depositary agreement.
(5)	We have estimated the proposed maximum aggregate offering price solely to calculate the registration fee under Rule 457(o).
(6)	The proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.
(7)	The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with, and at the time of, the issuance by the registrants of the securities registered hereunder.
(8)	The shares of common stock being registered hereunder are being registered for resale by the selling stockholder named in the prospectus and includes 313,943 shares issuable upon exercise of outstanding warrants. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(9)	The price is estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(g) and 457(c) under the Securities Act of 1933, based on the average of the high and low prices of the common stock as reported on the Nasdaq Global Market on January 19, 2007, which date was within five business days prior to the date of this filing.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This registration statement consists of two prospectuses, covering the registration of:

•	Common stock, debt securities, preferred stock, depositary shares and warrants of T-3 Energy Services, Inc.; and

•	Shares of common stock of T-3 Energy Services, Inc. that may be sold in one or more secondary offerings by one of T-3 Energy Services, Inc.’s stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 26, 2007

Prospectus

$500,000,000

T-3 Energy Services, Inc.

Common Stock

Debt Securities

Preferred Stock

Depositary Shares

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings in one or more classes or series.

The aggregate initial offering price of the securities that we will offer will not exceed $500,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of the offerings. The securities may be offered separately or together in any combination or as a separate series.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

See “ Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of the common stock.

Our common stock is traded on The Nasdaq Global Market under the symbol “TTES.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is                     , 2007.

i

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a “shelf registration” process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should carefully read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before buying securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor is it a solicitation of an offer to buy, the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements included in or incorporated by reference into this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. When used in this prospectus, the terms “T-3 Energy Services,” “T-3,” “we,” “our” and “us” refer to T-3 Energy Services, Inc. and its consolidated subsidiaries, unless otherwise specified. Furthermore, you should carefully read “Risk Factors” for more information about important factors you should consider before making a decision to purchase our common stock in this offering.

T-3 ENERGY SERVICES

Overview

We design, manufacture, repair and service products used in the drilling and completion of new oil and gas wells, the workover of existing wells, and the production and transportation of oil and gas. Our products are used in both onshore and offshore applications throughout the world. Our customer base consists of leading drilling contractors, exploration and production companies and pipeline companies, including Nabors Drilling International, Grey Wolf Drilling, Diamond Offshore Drilling, Weatherford International, GlobalSantaFe, Marathon Petroleum Company and Exxon Mobil Corporation, among others.

We historically operated in three segments: pressure control, distribution and products. In mid-year 2003, we hired a new president and chief executive officer, Gus D. Halas, commenced an in-depth evaluation of our businesses and adopted a plan to position us for future growth. As part of the plan, we hired new senior operating management, and undertook an initiative to improve our manufacturing and engineering capabilities. In addition, we sold our products business in 2004 and our distribution business in 2005. We are now focused on our pressure control business, and in particular, upon products we design or manufacture, which we call “original equipment products.”

As of December 31, 2006, we had 17 manufacturing facilities strategically located throughout North America. We focus on providing our customers rapid response times for our products and services. In the last twelve months, we have experienced increased demand, and we intend to continue to expand our manufacturing capacity to meet our customers’ needs.

Since April 2003 through December 2006, we have introduced 42 new products, and plan to continue to focus on new product development. We believe that our original equipment products have gained market acceptance, resulting in greater sales to customers that use our products in both domestic and international operations.

Our pressure control business has three product lines: pressure and flow control, wellhead and pipeline. We offer original equipment products and aftermarket parts and services for each product line. Aftermarket parts and services include all remanufactured products and parts, and repair and field services.

Pressure and Flow Control. We design, manufacture and provide aftermarket parts and services for pressure and flow control products used in the drilling, completion, production and workover of onshore and offshore oil and gas wells. Our pressure and flow control products include blow-out preventers, or BOPs, BOP control systems, elastomer products, production, drilling and well service chokes, manifolds and control valves.

Wellhead. We design, manufacture and provide aftermarket parts and services for wellhead equipment used for onshore oil and gas production. Our wellhead products include wellheads, production chokes and production valves. Wellhead products are sold to oil and gas producers and are used during the drilling and completion phase of an oil or gas well and during the productive life of a well. Currently, our wellhead products and services are focused on product remanufacturing, installation and repair.

Pipeline. We design, manufacture and provide aftermarket parts and services for a wide variety of valves primarily for onshore pipeline applications. Our pipeline products include a wide variety of valves for pipeline applications, including gate, ball, control and check valves. Our pipeline valves and related products are used in field or gathering systems and in interstate pipeline transmission systems. Currently, our pipeline products and services are focused on product remanufacturing, installation and repair.

Our Offices

Our principal executive offices are located at 7135 Ardmore, Houston, Texas 77054, and our telephone number is (713) 996-4110. Our website is www.t3energyservices.com. Information contained in our website does not constitute a part of this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, our filings with the Commission and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our subsequent Commission filings.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our subsequent Commission filings. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors described below, together with the other information included in, or incorporated by reference into, this prospectus before you decide to invest in our securities. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business. If any of these risks develop into actual events, it could materially and adversely affect our business, financial condition, results of operations and cash flows, the trading price of your shares could decline and you may lose all or part of your investment.

Risks Related to Our Business

If we are unable to successfully manage our growth and implement our business plan, our results of operations will be adversely affected.

We experienced significant revenue growth in 2005 and 2006. To maintain our advantage of delivering original equipment products and providing aftermarket services more rapidly than our competitors, we plan to further expand our operations by adding new facilities, upgrading existing facilities and increasing manufacturing and repair capacity. We believe our future success depends in part on our ability to manage this expansion. The following factors could present difficulties for us:

•	inability to integrate operations between existing and new or expanded facilities;

•	lack of a sufficient number of qualified technical and operating personnel;

•	shortage of operating equipment and raw materials necessary to operate our expanded business; and

•	managing the increased costs associated with our expansion.

Our business depends on spending by the oil and gas industry, and this spending and our business may be adversely affected by industry conditions that are beyond our control.

We depend on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and gas. Industry conditions are influenced by numerous factors over which we have no control, such as:

•	the level of drilling activity;

•	the level of oil and gas production;

•	the demand for oil and gas related products;

•	domestic and worldwide economic conditions;

•	political instability in the Middle East and other oil producing regions;

•	the actions of the Organization of Petroleum Exporting Countries;

•	the price of foreign imports of oil and gas, including liquefied natural gas;

•	natural disasters or weather conditions, such as hurricanes;

•	technological advances affecting energy consumption;

•	the level of oil and gas inventories;

•	the cost of producing oil and gas;

•	the price and availability of alternative fuels;

•	merger and divestiture activity among oil and gas producers; and

•	governmental regulation.

The volatility of the oil and gas industry and the consequent impact on drilling activity could reduce the level of drilling and workover activity by some of our customers. Any such reduction could cause a decline in the demand for our products and services.

A decline in or substantial volatility of oil and gas prices could adversely affect the demand and prices for our products and services.

The demand for our products and services is substantially influenced by current and anticipated oil and gas prices and the related level of drilling activity and general production spending in the areas in which we have operations. Volatility or weakness in oil and gas prices (or the perception that oil and gas prices will decrease) affects the spending patterns of our customers and may result in the drilling of fewer new wells or lower production spending for existing wells. This, in turn, could result in lower demand and prices for our products and services.

Historical prices for oil and gas have been volatile and are expected to continue to be volatile. For example, since 1999, oil prices have ranged from as low as approximately $10 per barrel (“Bbl”) to over $75 per Bbl. This volatility has in the past and may in the future adversely affect our business. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services.

We rely on a few key employees whose absence or loss could disrupt our operations or be adverse to our business.

Many key responsibilities within our business have been assigned to a small number of employees. The loss of their services, particularly the loss of our Chairman, President and Chief Executive Officer, Gus D. Halas, and the managers of our wellhead and pipeline product lines, Alvin Dueitt and Jimmy Ray, respectively, could be adverse to our business. Although we have employment and non-competition agreements with Mr. Halas and some of our other key employees, as a practical matter, those agreements will not assure the retention of our employees, and we may not be able to enforce all of the provisions in any employment or non-competition agreement. In addition, we do not maintain “key person” life insurance policies on any of our employees. As a result, we are not insured against any losses resulting from the death or disability of our key employees.

Our industry has recently experienced shortages in the availability of qualified personnel. Any difficulty we experience replacing or adding qualified personnel could adversely affect our business.

Our operations require the services of employees having technical training and experience in our business. As a result, our operations depend on the continuing availability of such personnel. Shortages of qualified personnel are occurring in our industry. If we should suffer any material loss of personnel to competitors, or be unable to employ additional or replacement personnel with the requisite level of training and experience, our operations could be adversely affected. A significant increase in the wages paid by other employers could result in a reduction in our workforce, increases in wage rates, or both.

Shortages of raw materials may restrict our operations.

The forgings, castings and outsourced coating services necessary for us to make our products are in high demand from our competitors and from participants in other industries. There can be no assurance that we will be able to continue to purchase these raw materials on a timely basis or at acceptable prices. Shortages could result in increased prices that we may be unable to pass on to customers. In addition, during periods of shortages, delivery times may be substantially longer. Any significant delay in our obtaining raw materials would have a corresponding delay in the manufacturing and delivery of our products. Any such delay might jeopardize our relationships with our customers and result in a loss of future business.

We intend to expand our business through strategic acquisitions. Our acquisition strategy exposes us to various risks, including those relating to difficulties in identifying suitable acquisition opportunities and integrating businesses and the potential for increased leverage or debt service requirements.

We have pursued and intend to continue to pursue strategic acquisitions of complementary assets and businesses. Acquisitions involve numerous risks, including:

•	unanticipated costs and exposure to unforeseen liabilities;

•	difficulty in integrating the operations and assets of the acquired businesses;

•	potential loss of key employees and customers of the acquired company;

•	our ability to properly establish and maintain effective internal controls over an acquired company; and

•	risk of entering markets in which we have limited prior experience.

Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have an adverse effect on our business.

In addition, we may incur indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Debt service requirements could represent a burden on our results of operations and financial condition and the issuance of additional equity securities could be dilutive to our existing stockholders.

The oilfield service industry in which we operate is highly competitive, which may result in a loss of market share or a decrease in revenue or profit margins.

Our products and services are subject to competition from a number of similarly sized or larger businesses. Factors that affect competition include timely delivery of products and services, reputation, manufacturing capabilities, availability of plant capacity, price, performance and dependability. Any failure to adapt to a changing competitive environment may result in a loss of market share and a decrease in revenue and profit margins. In addition, many of our competitors have greater financial and other resources than we do, which may allow them to address these factors more effectively than we can.

If we do not develop and commercialize new competitive products, our revenue may decline.

To remain competitive in the market for pressure control products and services, we must continue to develop and commercialize new products. If we are not able to develop commercially competitive products in a timely manner in response to industry demands, our business and revenues will be adversely affected. Our future ability to develop new products depends on our ability to:

•	design and commercially produce products that meet the needs of our customers;

•	successfully market new products; and

•	protect our proprietary designs from our competitors.

We may encounter resource constraints or technical or other difficulties that could delay introduction of new products and services. Our competitors may introduce new products before we do and achieve a competitive advantage.

Additionally, the time and expense invested in product development may not result in commercial products or provide revenues. Moreover, we may experience operating losses after new products are introduced and commercialized because of high start-up costs, unexpected manufacturing costs or problems, or lack of demand.

The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill.

Since 2003, we have incurred goodwill impairments related to continuing and discontinued operations totaling $29.5 million. As of September 30, 2006, we had approximately $71.1 million of goodwill. Our estimates of the value of our goodwill could be reduced as a result of various factors, some of which are beyond our control.

We may be faced with product liability claims.

Most of our products are used in hazardous drilling and production applications where an accident or a failure of a product can cause personal injury, loss of life, damage to property, equipment or the environment, or suspension of operations. Despite our quality assurance measures, defects may occur in our products. Any defects could give rise to liability for damages, including consequential damages, and could impair the market’s acceptance of our products. To mitigate our risk of liability for damages, we attempt to disclaim responsibility for consequential damages, but our disclaimers may not be effective. We carry product liability insurance as a part of our commercial general liability coverage of $1 million per occurrence with a $2 million general aggregate annual limit. Additional coverage may also be available under our umbrella policy. Our insurance may not adequately cover our costs arising from defects in our products or otherwise.

Liability to customers under warranties may materially and adversely affect our earnings.

We provide warranties as to the proper operation and conformance to specifications of the products we manufacture. Failure of our products to operate properly or to meet specifications may increase our costs by requiring additional engineering resources and services, replacement of parts and equipment or monetary reimbursement to a customer. We have in the past received warranty claims, and we expect to continue to receive them in the future. To the extent that we incur substantial warranty claims in any period, our reputation, our ability to obtain future business and our earnings could be adversely affected.

Uninsured or underinsured claims or litigation or an increase in our insurance premiums could adversely impact our results.

We maintain insurance to cover potential claims and losses, including claims for personal injury or death resulting from the use of our products. We carry comprehensive insurance, including business interruption insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims. It is possible an unexpected judgment could be rendered against us in cases in which we could be uninsured or underinsured and beyond the amounts we currently have reserved or anticipate incurring. Significant increases in the cost of insurance and more restrictive coverage may have an adverse impact on our results of operations. In addition, we may not be able to maintain adequate insurance coverage at rates we believe are reasonable.

Our operations are subject to stringent environmental laws and regulations that may expose us to significant costs and liabilities.

Our operations in the U.S. and abroad are subject to stringent federal, state, provincial and local environmental laws and regulations governing the discharge of materials into the environment and environmental protection. These laws and regulations require us to acquire permits to conduct regulated activities, and to incur capital expenditures to limit or prevent releases of materials from our facilities, and to respond to liabilities for pollution resulting from our operations. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of our operations.

There is inherent risk of incurring significant environmental costs and liabilities in our business. Joint and several, as well as strict, liability may be incurred in connection with discharges or releases of petroleum hydrocarbons and wastes on, under or from our properties and facilities, many of which have been used for industrial purposes for a number of years, oftentimes by third parties not under our control. Private parties who use our products and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations and for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly requirements could have a material adverse effect on our business. We may not be able to recover some or any of these costs from insurance.

We will be subject to political, economic and other uncertainties as we expand our international operations.

We intend to continue our expansion into international oil and gas producing areas such as Mexico and Canada. Our international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:

•	political, social and economic instability;

•	currency fluctuations; and

•	government regulation that is beyond our control.

Our operations have not yet been affected to any significant extent by such conditions or events, but as our international operations expand, the exposure to these risks will increase. To the extent we make investments in foreign facilities or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be adversely affected by fluctuations in the value of local currencies.

If we are unable to complete our assessment of the adequacy of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each of our future annual reports on Form 10-K, beginning with our annual report for the fiscal year ended December 31, 2007, a report containing our management’s assessment of the effectiveness of our internal control over financial reporting and a related attestation of our independent auditors. We are currently undertaking a comprehensive effort in preparation for compliance with Section 404. This effort includes the documentation and evaluation of our internal controls under the direction of our management. We have been making various changes to our internal control over financial reporting as a result of our review efforts. To date, we have not identified any material weaknesses in our internal control over financial reporting, as defined by the Public Company Accounting Oversight Board. Due to the number of controls to be examined, the complexity of the project, as well as the subjectivity involved in determining effectiveness of controls, we cannot be certain that all our controls will be considered effective. Therefore, we can give no assurances that our internal control over financial reporting will satisfy the new regulatory requirements. If we are unable to successfully implement the requirements of Section 404, it will prevent our independent auditors from issuing an unqualified attestation report on a timely basis as required by Section 404. In that event, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Risks Related to Our Common Stock

The limited liquidity for our common stock could affect your ability to sell your shares at a satisfactory price.

Our common stock is relatively illiquid. As of December 31, 2006, we had 10,762,016 shares of common stock outstanding. On November 30, 2006, First Reserve Fund VIII, L.P. sold 4,500,000 shares of our common stock. From November 30, 2006 through December 31, 2006, the average trading volume in our common stock was approximately 40,090 shares. A more active public market for our common stock, however, may not develop, which would continue to adversely affect the trading price and liquidity of our common stock. Moreover, a thin trading market for our stock causes the market price for our common stock to fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, you may be unable to liquidate your investment in us at a satisfactory price.

The market price of our common stock may be volatile or may decline regardless of our operating performance.

The market price of our common stock has experienced, and may continue to experience, substantial volatility. During the twelve-month period ended December 31, 2006, the sale prices of our common stock on The Nasdaq Global Market has ranged from a low of $10.00 to a high of $28.10 per share. We expect our common stock to continue to be subject to fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuation in the stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;

•	announcements of technological advances by us or our competitors;

•	current events affecting the political and economic environment in the United States;

•	conditions or trends in our industry, including demand for our products and services, technological advances and governmental regulations;

•	litigation involving or affecting us;

•	changes in financial estimates by us or by any securities analysts who might cover our stock; and

•	additions or departures of our key personnel.

The realization of any of these risks and other factors beyond our control could cause the market price of our common stock to decline significantly. In particular, the market price of our common stock may be influenced by variations in oil and gas prices, because demand for our products and services is closely related to those prices.

Our largest stockholder is able to exercise significant influence over our company, and its interests may conflict with those of our other stockholders.

First Reserve Fund VIII, L.P., or First Reserve Fund VIII currently holds approximately 44.3% of our common stock. We have registered for resale all of the shares owned by First Reserve Fund VIII, including shares underlying warrants held by First Reserve Fund VIII. However, First Reserve Fund VIII may not choose to sell its shares and, if it does sell, may not be able to sell all of our common stock owned by it. Thus, First Reserve Fund VIII may, for at least some period, continue to own a substantial portion of our common stock. As a result, First Reserve Corporation, because it controls First Reserve Fund VIII, may continue to exercise significant influence over matters requiring stockholder approval, including the election of directors, changes to our charter documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our common stock will be able to affect the way we are managed or the direction of our business. The interests of First Reserve with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders. First Reserve Fund VIII’s continued

concentrated ownership may have the effect of delaying or preventing a change of control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

We may incur increased costs as a result of no longer being a “controlled company.”

On November 30, 2006, First Reserve Fund VIII sold 4.5 million shares of our common stock. Prior to this sale, because First Reserve Fund VIII held in excess of 50% of our outstanding common stock, we were considered to be controlled by First Reserve Fund VIII under The Nasdaq Global Market rules and were, therefore, eligible for exemptions from provisions of those rules requiring that our board have a majority of independent directors, nominating and corporate governance and compensation committees composed entirely of independent directors and written charters addressing specified matters. As a result of First Reserve Fund VIII’s sale, which reduced First Reserve Fund VIII’s beneficial ownership of our common stock to under 50%, we ceased to be a controlled company within the meaning of The Nasdaq Global Market rules and we will be required to comply with these provisions after the specified transition periods. These rules and regulations may increase our legal and financial compliance costs and make activities more time consuming and costly. We are currently evaluating these new rules, and cannot predict or estimate the amount of additional costs, if any, we may incur or the timing of such costs.

One of our directors may have conflicts of interest because he is also an officer of First Reserve Corporation. The resolution of these conflicts of interest may not be in our or our stockholders’ best interests.

One of our directors, Joseph R. Edwards, is also an officer of First Reserve Corporation, which controls the general partner of First Reserve Fund VIII, our largest stockholder. Even though not constituting a majority of our board, this may create conflicts of interest because this director has responsibilities to First Reserve Fund VIII and its partners. His duties as an officer of First Reserve Corporation may conflict with his duties as our director regarding business dealings between First Reserve Corporation and us and other matters. The resolution of these conflicts may not always be in our or our stockholders’ best interests.

We renounced any interest in specified business opportunities, and First Reserve Fund VIII and its director designees on our board of directors generally will have no obligation to offer us those opportunities.

First Reserve Fund VIII has investments in other oilfield service companies that compete with us, and private equity funds managed by First Reserve Corporation and its affiliates, other than T-3, may invest in other such companies in the future. We refer to First Reserve Corporation, its other affiliates and its portfolio companies as the First Reserve group. Our certificate of incorporation provides that, so long as First Reserve Fund VIII, First Reserve Corporation and their respective affiliates continue to own at least an aggregate of 20% of our common stock, we renounce any interest in specified business opportunities. Our certificate of incorporation also provides that if an opportunity in the oilfield services industry is presented to a person who is a member of the First Reserve group, including any individual who also serves as First Reserve Fund VIII’s director designee of our company:

•	no member of the First Reserve group or any of those individuals will have any obligation to communicate or offer the opportunity to us; and

•	such entity or individual may pursue the opportunity as that entity or individual sees fit,

unless:

•	it was presented to a member of the First Reserve group in that person’s capacity as a director or officer of T-3; or

•	the opportunity was identified solely through the disclosure of information by or on behalf of T-3.

These provisions of our certificate of incorporation may be amended only by an affirmative vote of holders of at least 80% of our outstanding common stock. As a result of these charter provisions, our future competitive position and growth potential could be adversely affected.

Our ability to issue preferred stock could adversely affect the rights of holders of our common stock.

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. Accordingly, we may issue shares of any series of preferred stock that would rank senior to the common stock as to voting or dividend rights or rights upon our liquidation, dissolution or winding up.

Certain provisions in our charter documents have anti-takeover effects.

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of us. Such provisions, including those regulating the nomination and election of directors and limiting who may call special stockholders’ meetings, together with the possible issuance of our preferred stock without stockholder approval, may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder’s best interest.

Because we have no plans to pay any dividends for the foreseeable future, investors must look solely to stock appreciation for a return on their investment in us.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to support our operations and growth. Any payment of cash dividends in the future will be dependent on the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that our board of directors may deem relevant. Additionally, our senior credit facility restricts the payment of dividends. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

Risks Related to Debt Securities

If an active trading market does not develop for a series of Debt Securities sold pursuant to this prospectus, you may be unable to sell any such Debt Securities or to sell any such Debt Securities at a price that you deem sufficient.

Unless otherwise specified in an accompanying prospectus supplement, any Debt Securities sold pursuant to this prospectus will be new securities for which there currently is no established trading market. We may elect not to list any Debt Securities sold pursuant to this prospectus on a national securities exchange. While the underwriters of a particular offering of Debt Securities may advise us that they intend to make a market in those Debt Securities, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•	that a market for any series of Debt Securities will develop or continue;

•	as to the liquidity of any market that does develop; or

•	as to your ability to sell any Debt Securities you may own or the price at which you may be able to sell your Debt Securities.

We have a holding company structure in which our subsidiaries conduct our operations and own our operating assets.

We are a holding company, and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than our ownership interests in our subsidiaries. As a result, our ability to make required payments on our debt securities depends on the performance of our subsidiaries and their ability to distribute funds to us. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state laws and regulations. If we are unable to obtain the funds necessary to pay the principal amount at the maturity of our debt securities, or to repurchase our debt securities upon an occurrence of a change in control, we may be required to adopt one or more alternatives, such as a refinancing of our debt securities. We cannot assure you that we would be able to refinance our debt securities.

Holders of Debt Securities sold pursuant to this prospectus will be effectively subordinated to all of our secured indebtedness and to all liabilities of any subsidiaries.

Holders of our secured indebtedness, including the indebtedness under our credit facility, have claims with respect to our assets constituting collateral for their indebtedness that are prior to the claims of any Debt Securities sold pursuant to this prospectus. In the event of a default on such Debt Securities or our bankruptcy, liquidation or reorganization, those assets would be available to satisfy obligations with respect to the indebtedness secured thereby before any payment could be made on Debt Securities sold pursuant to this prospectus. Accordingly, the secured indebtedness would effectively be senior to such series of Debt Securities to the extent of the value of the collateral securing the indebtedness. To the extent the value of the collateral is not sufficient to satisfy the secured indebtedness, the holders of that indebtedness would be entitled to share with the holders of the Debt Securities issued pursuant to this prospectus and the holders of other claims against us with respect to our other assets.

In addition, our subsidiaries will be permitted to incur additional indebtedness under the indenture. As a result, holders of such Debt Securities may be effectively subordinated to claims of third party creditors, including holders of indebtedness, and preferred stockholders of our subsidiaries. Claims of those other creditors, including trade creditors, secured creditors, governmental taxing authorities, holders of indebtedness or guarantees issued by our subsidiaries and preferred stockholders of our subsidiaries, will generally have priority as to the assets of our subsidiaries over our claims and equity interests. As a result, holders of our indebtedness, including the holders of the Debt Securities sold pursuant to this prospectus, will be effectively subordinated to all those claims.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus for general corporate purposes.

RATIOS OF EARNINGS TO FIXED CHARGES

The following table contains our consolidated ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,					Nine Months Ended September 30,
	2001	2002	2003	2004	2005	2005	2006
Ratio of earnings to fixed charges	1.52	2.89	—	2.60	7.75	6.67	21.40

The ratios were computed by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of (i) income from continuing operations before income taxes and (ii) fixed charges. “Fixed charges” consists of interest expense, amortization of deferred financing costs and an estimate of the interest within rental expense. The deficiency of earnings necessary to cover fixed charges for the year ended December 31, 2003, was $1.5 million.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate Indentures between us and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of T-3 and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular article or sections or defined terms of the Indentures, those article or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock (Section 301).

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1) the title of the Debt Securities;

(2) whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3) any limit on the aggregate principal amount of the Debt Securities;

(4) the dates on which the principal of the Debt Securities will be payable;

(5) the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(6) the places where payments on the Debt Securities will be payable;

(7) any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(8) any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(9) the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(10) whether the Debt Securities are defeasible;

(11) any addition to or change in the Events of Default;

(12) whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(13) any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(14) any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

Debt Securities, including any Debt Securities which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “—Legal Defeasance and Covenant Defeasance.”

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1) the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2) an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities; or

(3) other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Sections 205 and 305).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Trustees or the agents of ourself or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1) the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2) immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3) several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1) failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2) failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4) failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5) failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6) certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(7) any other Event of Default provided under the terms of the Debt Securities of that series.

If an Event of Default (other than an Event of Default with respect to T-3 described in clause (6) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to T-3 described in clause (6) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2) the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

Modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2) reduce the principal amount of, or any premium or interest on, any Debt Security;

(3) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5) impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6) modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(8) reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(9) modify such provisions with respect to modification, amendment or waiver (Section 902); or

(10) following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1) the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2) if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3) the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4) certain Debt Securities, including those owned by us or any of our other Affiliates, will not be deemed to be Outstanding (Section 101).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1) either:

(a) all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b) all outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2) we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3) we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance” or Section 1503, relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1) we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3) such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4) in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5) we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

We, the Trustees and any agent of us, or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation authorizes us to issue (i) 25,000,000 shares of capital stock, consisting of 20,000,000 shares of common stock, par value $.001 per share of which 10,762,016 shares were outstanding as of December 31, 2006, and (ii) 5,000,000 shares of preferred stock, par value $.001 per share, of which none are outstanding. In addition, as of December 31, 2006, approximately 2,000,000 shares of common stock were reserved for issuance pursuant to our stock option plans, of which options to purchase 834,711 shares at a weighted average exercise price of $10.65 per share had been issued. The summary is also subject to applicable provisions of our certificate of incorporation.

Common Stock

Our common stockholders are entitled to one vote per share of common stock in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our common stock do not have cumulative voting rights. Therefore, subject to any voting rights that may be later granted to holders of any preferred stock we may issue, under our bylaws, holders of a plurality of the common stock present in person or represented by proxy at the meeting and entitled to vote can elect all of our directors. Subject to the rights of any outstanding series of our preferred stock, our common stockholders are entitled to dividends when and if declared by our board of directors out of funds legally available for that purpose. Our common stock is not subject to any calls or assessments. Upon liquidation or dissolution, our common stockholders are entitled to share ratably in all net assets distributable to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our common stock have no redemption, conversion or preemptive rights.

Preferred Stock

We can issue up to 5,000,000 shares of our preferred stock in one or more series without stockholder approval, in one or more series, and can determine, for any series of preferred stock, the terms and rights of the series, including:

•	the number of shares, designation and stated value of the series;

•	the rate and times at which dividends will be payable on shares of the series, any preferences of such dividends over other shares of the series or shares of other series or classes of our capital stock, and the status of dividends as cumulative or non-cumulative;

•	any prices, times and terms at or on which shares of the series may be redeemed;

•	any obligation of ours to purchase or redeem shares of the series pursuant to a sinking or purchase fund for shares of the series, and the terms of any such obligation;

•	any rights to convert shares of the series into, or exchange shares of the series for, shares of any other class of our capital stock;

•	the voting rights, if any, for shares of the series;

•	any rights and preferences of shares of the series upon any liquidation, dissolution or winding up of our affairs or any distribution of our assets;

•	any conditions or restrictions upon the creation of indebtedness, issuances of any additional stock, or payment of dividends or the making of other distributions on the purchase, redemption or other acquisition of any of our outstanding capital stock; and

•	any other relative rights, powers, preferences, qualifications, limitations or restrictions of any series.

Any issuance of our preferred stock may adversely affect the voting powers or rights of the holders of our common stock. See “Risk Factors—Risks Related to Our Common Stock—Our ability to issue preferred stock could adversely affect the rights of holders of our common stock.”

Anti-Takeover Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could delay or make more difficult our acquisition through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock. The following is a summary of these provisions.

Preferred Stock. Our board of directors may authorize the issuance of a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. Any decision to issue such stock will be based on the board’s judgment as to the best interests of us and our stockholders.

Special Meetings of Stockholders. Our certificate of incorporation provides that special meetings of our stockholders can only be called by the chairman of the board of directors, the vice-chairman of the board of directors, the chief executive officer, the president or by written order of a majority of the board of directors. Therefore our stockholders do not have the ability to call a special meeting to consider the approval of transactions they may believe to be in their best interest.

Advance Notice for Stockholder Proposals and Director Nominations. Our bylaws require advance notice to us of any business to be brought by a stockholder before an annual meeting of stockholders and establish procedures to be followed by stockholders in nominating persons for election to the board. Generally, these provisions require written notice to our secretary by a stockholder:

•	if the stockholder proposes to bring any business before an annual meeting; and

•	if the stockholder wants to nominate any person for election to our board of directors,

in each case not less than 60 or more than 120 days before the anniversary date of the immediately preceding annual meeting of stockholders (with certain exceptions if the date of the annual meeting is different by more than specified periods from the anniversary date). The stockholder’s notice must set forth specific information regarding (i) the stockholder and the business the stockholder has proposed for consideration at the meeting, and (ii) the director nominee, as described in our bylaws.

Classified Board of Directors. Our certificate of incorporation divides our board of directors into three classes serving staggered three-year terms. Therefore, stockholders will elect approximately one-third of the board of directors each year. Our certificate of incorporation authorizes only the directors to fill vacant or newly created directorships or increase the size of the board. Delaware law allows directors of a classified board to be removed only for cause. These provisions of our certificate of incorporation and Delaware law may impede a stockholder from gaining control of our board of directors by removing incumbent directors or increasing the number of directors and simultaneously filling the vacancies or newly created directorships with its own nominees.

Amendment of Bylaws

Our board of directors may amend or repeal the bylaws and adopt new bylaws. The holders of common stock may amend or repeal the bylaws and adopt new bylaws by a majority vote.

Limitation of Liability of Directors and Officers

Our board of directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability for:

•	any breach of the duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	unlawful payment of a dividend or unlawful stock purchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

Therefore, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

Delaware Takeover Statute

Under the terms of our certificate of incorporation and as permitted under Delaware law, we have elected not to be subject to Delaware’s anti-takeover law in order to give our significant stockholders, including First Reserve Fund VIII, L.P. greater flexibility in transferring their shares of our common stock. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation could not engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term “business combination” to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. These prohibitions do not apply if the transaction in which the stockholder becomes interested is approved by the board of directors of the issuing corporation as constituted before that transaction. With the approval of our stockholders, we may amend our certificate of incorporation in the future to become governed by the anti-takeover law. However, such an amendment would discourage takeover attempts that might result in a premium over the market price for our common stock.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Mellon Investor Services, LLC, Dallas, Texas.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of a depositary agreement and the related depositary receipts. The summary is not complete. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC via a Current Report on Form 8-K prior to our offering of the depositary shares, and you should read such documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Further, both of us may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. Such successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with Debt Securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1) the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2) the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3) United States federal income tax consequences applicable to the warrants;

(4) the amount of the warrants outstanding as of the most recent practicable date; and

(5) any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

We may sell securities pursuant to this prospectus in or outside the United States (a) through underwriters or dealers, (b) through agents or (c) in private sales directly to one or more purchasers, including our existing stockholders in a rights offering. The prospectus supplement relating to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities from us;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934 (the “Exchange Act”).

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the offered securities or preventing or retarding a decline in the market price of the offered securities. As a result, the price of the offered securities may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq Global Market or otherwise and, if commenced, may be discontinued at any time.

If we use dealers in the sale of securities, the securities will be sold directly to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.

Direct Sales and Sales Through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities.

We may sell the securities through agents we designate from time to time. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their business.

LEGAL MATTERS

Various legal matters, including the validity of the common stock offered pursuant to this prospectus, will be passed on for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of T-3 Energy Services, Inc. appearing in T-3 Energy Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information contained in the registration statement. For further information about us and the securities to be sold in this offering, you can read the registration statement and the exhibits and financial statements, notes and schedules filed with the registration statement. The statements contained in this prospectus about the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement or other document, each statement being qualified in all respects by that reference.

We are currently subject to the information reporting requirements of the Exchange Act and, in accordance with those requirements, we file periodic reports, proxy and information statements with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov. Our Commission filings are also available at our website at www.t3energyservices.com. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Information contained in our website or any other website is not incorporated by reference into this prospectus, and you should not consider information contained in our website or any other website as part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act (File No. 000-19580), are incorporated herein by reference:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	Our current reports on Form 8-K filed on January 17, 2006 (two reports filed on the same date), January 18, 2006, January 20, 2006, March 9, 2006, May 3, 2006, May 11, 2006, May 31, 2006, June 5, 2006, July 24, 2006, October 30, 2006, December 1, 2006 and January 5, 2007 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K); and

•	The description of our common stock contained in our current report on Form 8-K filed on November 12, 2002.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to T-3 Energy Services, Inc., 7135 Ardmore, Houston, Texas 77054, Attention: Corporate Secretary, telephone number: (713) 996-4110.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 26, 2007

Prospectus

4,879,316 shares

T-3 Energy Services, Inc.

Common Stock

The selling stockholder identified in this prospectus, First Reserve Fund VIII, L.P., is offering 4,879,316 shares of our issued and outstanding common stock. Of these shares, 313,943 are issuable upon exercise of outstanding warrants. The selling stockholder may offer and sell these securities to or through one or more underwriters, broker-dealers and agents, or directly to purchasers, on a continued or delayed basis, at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at prices negotiated with purchasers. We will not receive any of the proceeds from the sale of shares by the selling stockholder under this prospectus.

Our common stock is traded on The Nasdaq Global Market under the symbol “TTES.” The last reported sale price of the common stock on The Nasdaq Global Market on January 25, 2007 was $18.59 per share.

See “ Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of the common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or Commission, using a “shelf registration” process. Under this shelf registration process, the selling stockholder may, from time to time, offer and sell up to 4,879,316 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholder may offer. You should carefully read both this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” before buying securities in this offering.

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, the common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by and should be read together with the more detailed information and financial statements included in or incorporated by reference into this prospectus. Because this is a summary, it may not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision. When used in this prospectus, the terms “T-3 Energy Services,” “T-3,” “we,” “our” and “us” refer to T-3 Energy Services, Inc. and its consolidated subsidiaries, unless otherwise specified. Furthermore, you should carefully read “Risk Factors” for more information about important factors you should consider before making a decision to purchase our common stock in this offering.

T-3 ENERGY SERVICES

Overview

We design, manufacture, repair and service products used in the drilling and completion of new oil and gas wells, the workover of existing wells, and the production and transportation of oil and gas. Our products are used in both onshore and offshore applications throughout the world. Our customer base consists of leading drilling contractors, exploration and production companies and pipeline companies, including Nabors Drilling International, Grey Wolf Drilling, Diamond Offshore Drilling, Weatherford International, GlobalSantaFe, Marathon Petroleum Company and Exxon Mobil Corporation, among others.

We historically operated in three segments: pressure control, distribution and products. In mid-year 2003, we hired a new president and chief executive officer, Gus D. Halas, commenced an in-depth evaluation of our businesses and adopted a plan to position us for future growth. As part of the plan, we hired new senior operating management, and undertook an initiative to improve our manufacturing and engineering capabilities. In addition, we sold our products business in 2004 and our distribution business in 2005. We are now focused on our pressure control business, and in particular, upon products we design or manufacture, which we call “original equipment products.”

As of December 31, 2006, we had 17 manufacturing facilities strategically located throughout North America. We focus on providing our customers rapid response times for our products and services. In the last twelve months, we have experienced increased demand, and we intend to continue to expand our manufacturing capacity to meet our customers’ needs.

Since April 2003 through December 2006, we have introduced 42 new products, and plan to continue to focus on new product development. We believe that our original equipment products have gained market acceptance, resulting in greater sales to customers that use our products in both domestic and international operations.

Our pressure control business has three product lines: pressure and flow control, wellhead and pipeline. We offer original equipment products and aftermarket parts and services for each product line. Aftermarket parts and services include all remanufactured products and parts, and repair and field services.

Pressure and Flow Control. We design, manufacture and provide aftermarket parts and services for pressure and flow control products used in the drilling, completion, production and workover of onshore and offshore oil and gas wells. Our pressure and flow control products include blow-out preventers, or BOPs, BOP control systems, elastomer products, production, drilling and well service chokes, manifolds and control valves.

Wellhead. We design, manufacture and provide aftermarket parts and services for wellhead equipment used for onshore oil and gas production. Our wellhead products include wellheads, production chokes and production valves. Wellhead products are sold to oil and gas producers and are used during the drilling and completion phase of an oil or gas well and during the productive life of a well. Currently, our wellhead products and services are focused on product remanufacturing, installation and repair.

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Pipeline. We design, manufacture and provide aftermarket parts and services for a wide variety of valves primarily for onshore pipeline applications. Our pipeline products include a wide variety of valves for pipeline applications, including gate, ball, control and check valves. Our pipeline valves and related products are used in field or gathering systems and in interstate pipeline transmission systems. Currently, our pipeline products and services are focused on product remanufacturing, installation and repair.

Sale by First Reserve Fund VIII

We were capitalized by First Reserve Fund VIII, L.P., or First Reserve Fund VIII, in 2000. First Reserve Fund VIII is managed by First Reserve Corporation, or First Reserve, which is a private equity firm specializing in the energy industry. Prior to this offering, First Reserve beneficially owned approximately 44.3% of our outstanding common stock through First Reserve Fund VIII, which is the selling stockholder identified in this prospectus. Assuming the sale of all of the shares of common stock that the selling stockholder may offer and sell from time to time under this prospectus, First Reserve would no longer beneficially own any shares of our common stock.

Our Offices

Our principal executive offices are located at 7135 Ardmore, Houston, Texas 77054, and our telephone number is (713) 996-4110. Our website is www.t3energyservices.com. Information contained in our website does not constitute a part of this prospectus.

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The Offering

Common stock offered:

By us	No shares

By the selling stockholder	4,879,316 shares (1)

Common stock outstanding before and after the offering	10,762,016 shares (2)

Nasdaq Global Market symbol	“TTES”

Use of proceeds	We will not receive any of the proceeds from the sale of shares by the selling stockholder. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page 4 and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	This number includes 313,943 shares issuable upon the exercise of outstanding warrants held by the selling stockholder.
(2)	The number of shares shown to be outstanding is based on the number of shares of our common stock outstanding as of December 31, 2006, and does not include (i) shares reserved for issuance upon the exercise of options granted or available under our stock incentive plan and (ii) warrants to purchase 327,862 shares of our common stock at an exercise price of $12.80 per share. As of December 31, 2006, we had outstanding options to purchase 834,711 shares of our common stock with a weighted average exercise price of $10.65 per share.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors described below, together with the other information included in, or incorporated by reference into, this prospectus before you decide to invest in the common stock. The risks described below are the material risks of which we are currently aware; however, they may not be the only risks that we may face. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business. If any of these risks develop into actual events, it could materially and adversely affect our business, financial condition, results of operations and cash flows, the trading price of your shares could decline and you may lose all or part of your investment.

Risks Related to Our Business

If we are unable to successfully manage our growth and implement our business plan, our results of operations will be adversely affected.

We experienced significant revenue growth in 2005 and 2006. To maintain our advantage of delivering original equipment products and providing aftermarket services more rapidly than our competitors, we plan to further expand our operations by adding new facilities, upgrading existing facilities and increasing manufacturing and repair capacity. We believe our future success depends in part on our ability to manage this expansion. The following factors could present difficulties for us:

•	inability to integrate operations between existing and new or expanded facilities;

•	lack of a sufficient number of qualified technical and operating personnel;

•	shortage of operating equipment and raw materials necessary to operate our expanded business; and

•	managing the increased costs associated with our expansion.

Our business depends on spending by the oil and gas industry, and this spending and our business may be adversely affected by industry conditions that are beyond our control.

We depend on our customers’ willingness to make operating and capital expenditures to explore for, develop and produce oil and gas. Industry conditions are influenced by numerous factors over which we have no control, such as:

•	the level of drilling activity;

•	the level of oil and gas production;

•	the demand for oil and gas related products;

•	domestic and worldwide economic conditions;

•	political instability in the Middle East and other oil producing regions;

•	the actions of the Organization of Petroleum Exporting Countries;

•	the price of foreign imports of oil and gas, including liquefied natural gas;

•	natural disasters or weather conditions, such as hurricanes;

•	technological advances affecting energy consumption;

•	the level of oil and gas inventories;

•	the cost of producing oil and gas;

•	the price and availability of alternative fuels;

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•	merger and divestiture activity among oil and gas producers; and

•	governmental regulation.

The volatility of the oil and gas industry and the consequent impact on drilling activity could reduce the level of drilling and workover activity by some of our customers. Any such reduction could cause a decline in the demand for our products and services.

A decline in or substantial volatility of oil and gas prices could adversely affect the demand and prices for our products and services.

The demand for our products and services is substantially influenced by current and anticipated oil and gas prices and the related level of drilling activity and general production spending in the areas in which we have operations. Volatility or weakness in oil and gas prices (or the perception that oil and gas prices will decrease) affects the spending patterns of our customers and may result in the drilling of fewer new wells or lower production spending for existing wells. This, in turn, could result in lower demand and prices for our products and services.

Historical prices for oil and gas have been volatile and are expected to continue to be volatile. For example, since 1999, oil prices have ranged from as low as approximately $10 per barrel (“Bbl”) to over $75 per Bbl. This volatility has in the past and may in the future adversely affect our business. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services.

We rely on a few key employees whose absence or loss could disrupt our operations or be adverse to our business.

Many key responsibilities within our business have been assigned to a small number of employees. The loss of their services, particularly the loss of our Chairman, President and Chief Executive Officer, Gus D. Halas, and the managers of our wellhead and pipeline product lines, Alvin Dueitt and Jimmy Ray, respectively, could be adverse to our business. Although we have employment and non-competition agreements with Mr. Halas and some of our other key employees, as a practical matter, those agreements will not assure the retention of our employees, and we may not be able to enforce all of the provisions in any employment or non-competition agreement. In addition, we do not maintain “key person” life insurance policies on any of our employees. As a result, we are not insured against any losses resulting from the death or disability of our key employees.

Our industry has recently experienced shortages in the availability of qualified personnel. Any difficulty we experience replacing or adding qualified personnel could adversely affect our business.

Our operations require the services of employees having technical training and experience in our business. As a result, our operations depend on the continuing availability of such personnel. Shortages of qualified personnel are occurring in our industry. If we should suffer any material loss of personnel to competitors, or be unable to employ additional or replacement personnel with the requisite level of training and experience, our operations could be adversely affected. A significant increase in the wages paid by other employers could result in a reduction in our workforce, increases in wage rates, or both.

Shortages of raw materials may restrict our operations.

The forgings, castings and outsourced coating services necessary for us to make our products are in high demand from our competitors and from participants in other industries. There can be no assurance that we will be able to continue to purchase these raw materials on a timely basis or at acceptable prices. Shortages could result in increased prices that we may be unable to pass on to customers. In addition, during periods of shortages, delivery times may be substantially longer. Any significant delay in our obtaining raw materials would have a corresponding delay in the manufacturing and delivery of our products. Any such delay might jeopardize our relationships with our customers and result in a loss of future business.

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We intend to expand our business through strategic acquisitions. Our acquisition strategy exposes us to various risks, including those relating to difficulties in identifying suitable acquisition opportunities and integrating businesses and the potential for increased leverage or debt service requirements.

We have pursued and intend to continue to pursue strategic acquisitions of complementary assets and businesses. Acquisitions involve numerous risks, including:

•	unanticipated costs and exposure to unforeseen liabilities;

•	difficulty in integrating the operations and assets of the acquired businesses;

•	potential loss of key employees and customers of the acquired company;

•	our ability to properly establish and maintain effective internal controls over an acquired company; and

•	risk of entering markets in which we have limited prior experience.

Our failure to achieve consolidation savings, to incorporate the acquired businesses and assets into our existing operations successfully or to minimize any unforeseen operational difficulties could have an adverse effect on our business.

In addition, we may incur indebtedness to finance future acquisitions and also may issue equity securities in connection with such acquisitions. Debt service requirements could represent a burden on our results of operations and financial condition and the issuance of additional equity securities could be dilutive to our existing stockholders.

The oilfield service industry in which we operate is highly competitive, which may result in a loss of market share or a decrease in revenue or profit margins.

Our products and services are subject to competition from a number of similarly sized or larger businesses. Factors that affect competition include timely delivery of products and services, reputation, manufacturing capabilities, availability of plant capacity, price, performance and dependability. Any failure to adapt to a changing competitive environment may result in a loss of market share and a decrease in revenue and profit margins. In addition, many of our competitors have greater financial and other resources than we do, which may allow them to address these factors more effectively than we can.

If we do not develop and commercialize new competitive products, our revenue may decline.

To remain competitive in the market for pressure control products and services, we must continue to develop and commercialize new products. If we are not able to develop commercially competitive products in a timely manner in response to industry demands, our business and revenues will be adversely affected. Our future ability to develop new products depends on our ability to:

•	design and commercially produce products that meet the needs of our customers;

•	successfully market new products; and

•	protect our proprietary designs from our competitors.

We may encounter resource constraints or technical or other difficulties that could delay introduction of new products and services. Our competitors may introduce new products before we do and achieve a competitive advantage.

Additionally, the time and expense invested in product development may not result in commercial products or provide revenues. Moreover, we may experience operating losses after new products are introduced and commercialized because of high start-up costs, unexpected manufacturing costs or problems, or lack of demand.

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The cyclical nature of or a prolonged downturn in our industry could affect the carrying value of our goodwill.

Since 2003, we have incurred goodwill impairments related to continuing and discontinued operations totaling $29.5 million. As of September 30, 2006, we had approximately $71.1 million of goodwill. Our estimates of the value of our goodwill could be reduced as a result of various factors, some of which are beyond our control.

We may be faced with product liability claims.

Most of our products are used in hazardous drilling and production applications where an accident or a failure of a product can cause personal injury, loss of life, damage to property, equipment or the environment, or suspension of operations. Despite our quality assurance measures, defects may occur in our products. Any defects could give rise to liability for damages, including consequential damages, and could impair the market’s acceptance of our products. To mitigate our risk of liability for damages, we attempt to disclaim responsibility for consequential damages, but our disclaimers may not be effective. We carry product liability insurance as a part of our commercial general liability coverage of $1 million per occurrence with a $2 million general aggregate annual limit. Additional coverage may also be available under our umbrella policy. Our insurance may not adequately cover our costs arising from defects in our products or otherwise.

Liability to customers under warranties may materially and adversely affect our earnings.

We provide warranties as to the proper operation and conformance to specifications of the products we manufacture. Failure of our products to operate properly or to meet specifications may increase our costs by requiring additional engineering resources and services, replacement of parts and equipment or monetary reimbursement to a customer. We have in the past received warranty claims, and we expect to continue to receive them in the future. To the extent that we incur substantial warranty claims in any period, our reputation, our ability to obtain future business and our earnings could be adversely affected.

Uninsured or underinsured claims or litigation or an increase in our insurance premiums could adversely impact our results.

We maintain insurance to cover potential claims and losses, including claims for personal injury or death resulting from the use of our products. We carry comprehensive insurance, including business interruption insurance, subject to deductibles, at levels we believe are sufficient to cover existing and future claims. It is possible an unexpected judgment could be rendered against us in cases in which we could be uninsured or underinsured and beyond the amounts we currently have reserved or anticipate incurring. Significant increases in the cost of insurance and more restrictive coverage may have an adverse impact on our results of operations. In addition, we may not be able to maintain adequate insurance coverage at rates we believe are reasonable.

Our operations are subject to stringent environmental laws and regulations that may expose us to significant costs and liabilities.

Our operations in the U.S. and abroad are subject to stringent federal, state, provincial and local environmental laws and regulations governing the discharge of materials into the environment and environmental protection. These laws and regulations require us to acquire permits to conduct regulated activities, and to incur capital expenditures to limit or prevent releases of materials from our facilities, and to respond to liabilities for pollution resulting from our operations. Governmental authorities enforce compliance with these laws and regulations and the permits issued under them, oftentimes requiring difficult and costly actions. Failure to comply with these laws, regulations and permits may result in the assessment of administrative, civil and criminal penalties, the imposition of remedial obligations, and the issuance of injunctions limiting or preventing some or all of our operations.

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There is inherent risk of incurring significant environmental costs and liabilities in our business. Joint and several, as well as strict, liability may be incurred in connection with discharges or releases of petroleum hydrocarbons and wastes on, under or from our properties and facilities, many of which have been used for industrial purposes for a number of years, oftentimes by third parties not under our control. Private parties who use our products and facilities where our petroleum hydrocarbons or wastes are taken for reclamation or disposal may also have the right to pursue legal actions to enforce compliance as well as to seek damages for non-compliance with environmental laws and regulations and for personal injury or property damage. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly requirements could have a material adverse effect on our business. We may not be able to recover some or any of these costs from insurance.

We will be subject to political, economic and other uncertainties as we expand our international operations.

We intend to continue our expansion into international oil and gas producing areas such as Mexico and Canada. Our international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:

•	political, social and economic instability;

•	currency fluctuations; and

•	government regulation that is beyond our control.

Our operations have not yet been affected to any significant extent by such conditions or events, but as our international operations expand, the exposure to these risks will increase. To the extent we make investments in foreign facilities or receive revenues in currencies other than U.S. dollars, the value of our assets and our income could be adversely affected by fluctuations in the value of local currencies.

If we are unable to complete our assessment of the adequacy of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

Under Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each of our future annual reports on Form 10-K, beginning with our annual report for the fiscal year ended December 31, 2007, a report containing our management’s assessment of the effectiveness of our internal control over financial reporting and a related attestation of our independent auditors. We are currently undertaking a comprehensive effort in preparation for compliance with Section 404. This effort includes the documentation and evaluation of our internal controls under the direction of our management. We have been making various changes to our internal control over financial reporting as a result of our review efforts. To date, we have not identified any material weaknesses in our internal control over financial reporting, as defined by the Public Company Accounting Oversight Board. Due to the number of controls to be examined, the complexity of the project, as well as the subjectivity involved in determining effectiveness of controls, we cannot be certain that all our controls will be considered effective. Therefore, we can give no assurances that our internal control over financial reporting will satisfy the new regulatory requirements. If we are unable to successfully implement the requirements of Section 404, it will prevent our independent auditors from issuing an unqualified attestation report on a timely basis as required by Section 404. In that event, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock.

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Risks Related to Our Common Stock

The limited liquidity for our common stock could affect your ability to sell your shares at a satisfactory price.

Our common stock is relatively illiquid. As of December 31, 2006, we had 10,762,016 shares of common stock outstanding. On November 30, 2006, the selling stockholder sold 4,500,000 shares of our common stock. From November 30, 2006 through December 31, 2006, the average daily trading volume in our common stock was approximately 40,090 shares. A more active public market for our common stock, however, may not develop, which would continue to adversely affect the trading price and liquidity of our common stock. Moreover, a thin trading market for our stock causes the market price for our common stock to fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, you may be unable to liquidate your investment in us at a satisfactory price.

The market price of our common stock may be volatile or may decline regardless of our operating performance.

The market price of our common stock has experienced, and may continue to experience, substantial volatility. During the twelve-month period ended December 31, 2006, the sale prices of our common stock on The Nasdaq Global Market has ranged from a low of $10.00 to a high of $28.10 per share. We expect our common stock to continue to be subject to fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuation in the stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;

•	announcements of technological advances by us or our competitors;

•	current events affecting the political and economic environment in the United States;

•	conditions or trends in our industry, including demand for our products and services, technological advances and governmental regulations;

•	litigation involving or affecting us;

•	changes in financial estimates by us or by any securities analysts who might cover our stock; and

•	additions or departures of our key personnel.

The realization of any of these risks and other factors beyond our control could cause the market price of our common stock to decline significantly. In particular, the market price of our common stock may be influenced by variations in oil and gas prices, because demand for our products and services is closely related to those prices.

Our largest stockholder is able to exercise significant influence over our company, and its interests may conflict with those of our other stockholders.

First Reserve Fund VIII, L.P., or First Reserve Fund VIII currently holds approximately 44.3% of our common stock. Assuming the sale of all of the shares of common stock that the selling stockholder may offer and sell from time to time under this prospectus, including shares underlying warrants held by the selling stockholder, First Reserve Fund VIII will no longer beneficially own any shares of our common stock. The selling stockholder may not be able to sell all the common stock offered hereby and accordingly may, for at least some period, continue to own at least a substantial portion of our common stock. As a result, First Reserve Corporation, because it controls First Reserve Fund VIII, may continue to exercise significant influence over matters requiring stockholder approval, including the election of directors, changes to our charter documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our common stock will be able to affect the way we are managed or the direction of our business. The

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interests of First Reserve with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders. First Reserve Fund VIII’s continued concentrated ownership may have the effect of delaying or preventing a change of control of us, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

We may incur increased costs as a result of no longer being a “controlled company.”

On November 30, 2006, First Reserve Fund VIII sold 4.5 million shares of our common stock. Prior to this sale, because First Reserve Fund VIII held in excess of 50% of our outstanding common stock, we were considered to be controlled by First Reserve Fund VIII under The Nasdaq Global Market rules and were, therefore, eligible for exemptions from provisions of those rules requiring that our board have a majority of independent directors, nominating and corporate governance and compensation committees composed entirely of independent directors and written charters addressing specified matters. As a result of First Reserve Fund VIII’s sale, which reduced First Reserve Fund VIII’s beneficial ownership of our common stock to under 50%, we ceased to be a controlled company within the meaning of The Nasdaq Global Market rules and we will be required to comply with these provisions after the specified transition periods. These rules and regulations may increase our legal and financial compliance costs and make activities more time consuming and costly. We are currently evaluating these new rules, and cannot predict or estimate the amount of additional costs, if any, we may incur or the timing of such costs.

One of our directors may have conflicts of interest because he is also an officer of First Reserve Corporation. The resolution of these conflicts of interest may not be in our or our stockholders’ best interests.

One of our directors, Joseph R. Edwards, is also an officer of First Reserve Corporation, which controls the general partner of First Reserve Fund VIII, our largest stockholder. Even though not constituting a majority of our board, this may create conflicts of interest because this director has responsibilities to First Reserve Fund VIII and its partners. His duties as an officer of First Reserve Corporation may conflict with his duties as our director regarding business dealings between First Reserve Corporation and us and other matters. The resolution of these conflicts may not always be in our or our stockholders’ best interests.

We renounced any interest in specified business opportunities, and First Reserve Fund VIII and its director designees on our board of directors generally will have no obligation to offer us those opportunities.

First Reserve Fund VIII has investments in other oilfield service companies that compete with us, and private equity funds managed by First Reserve Corporation and its affiliates, other than T-3, may invest in other such companies in the future. We refer to First Reserve Corporation, its other affiliates and its portfolio companies as the First Reserve group. Our certificate of incorporation provides that, so long as First Reserve Fund VIII, First Reserve Corporation and their respective affiliates continue to own at least an aggregate of 20% of our common stock, we renounce any interest in specified business opportunities. Our certificate of incorporation also provides that if an opportunity in the oilfield services industry is presented to a person who is a member of the First Reserve group, including any individual who also serves as First Reserve Fund VIII’s director designee of our company:

•	no member of the First Reserve group or any of those individuals will have any obligation to communicate or offer the opportunity to us; and

•	such entity or individual may pursue the opportunity as that entity or individual sees fit,

unless:

•	it was presented to a member of the First Reserve group in that person’s capacity as a director or officer of T-3; or

•	the opportunity was identified solely through the disclosure of information by or on behalf of T-3.

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These provisions of our certificate of incorporation may be amended only by an affirmative vote of holders of at least 80% of our outstanding common stock. As a result of these charter provisions, our future competitive position and growth potential could be adversely affected.

Our ability to issue preferred stock could adversely affect the rights of holders of our common stock.

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock in one or more series on terms that may be determined at the time of issuance by our board of directors. Accordingly, we may issue shares of any series of preferred stock that would rank senior to the common stock as to voting or dividend rights or rights upon our liquidation, dissolution or winding up.

Certain provisions in our charter documents have anti-takeover effects.

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or preventing a change in control of us. Such provisions, including those regulating the nomination and election of directors and limiting who may call special stockholders’ meetings, together with the possible issuance of our preferred stock without stockholder approval, may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a stockholder might consider to be in such stockholder’s best interest.

Because we have no plans to pay any dividends for the foreseeable future, investors must look solely to stock appreciation for a return on their investment in us.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We currently intend to retain any future earnings to support our operations and growth. Any payment of cash dividends in the future will be dependent on the amount of funds legally available, our earnings, financial condition, capital requirements and other factors that our board of directors may deem relevant. Additionally, our senior credit facility restricts the payment of dividends. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference into this prospectus, our filings with the Commission and our public releases, including, but not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management, assumptions regarding our future performance and plans, and any financial guidance provided therein are forward-looking statements within the meaning of Section 27A(i) of the Securities Act of 1933, or the Securities Act, and Section 21E(i) of the Securities Exchange Act of 1934, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continues,” “anticipate,” “intend,” “expect” and similar expressions identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are made subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Risks and uncertainties that could cause or contribute to such differences include, without limitation, those discussed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our subsequent Commission filings.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control.

Although we believe our estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. Our assumptions about future events may prove to be inaccurate. We caution you that the forward-looking statements contained in this prospectus are not guarantees of future performance, and we cannot assure you that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the section entitled “Risk Factors” included in this prospectus and elsewhere in or incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and our subsequent Commission filings. All forward-looking statements speak only as of the date of this prospectus. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock by the selling stockholder pursuant to this prospectus.

SELLING STOCKHOLDER

The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. See “Plan of Distribution.” All of the information contained in the table below is based upon information provided to us by the selling stockholder as of December 31, 2006. We have not independently verified this information. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer and sell from time to time under this prospectus. The selling stockholder may sell some, all or none of its shares. Further, the selling stockholder may have sold, transferred or otherwise disposed of some or all of the common stock it owns since the date on which the information is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Accordingly, the specific ownership of the selling stockholder may vary at any given time.

Selling Stockholder	Number of Shares Owned and to be Owned Prior to Offering	Number of Shares Being Offered	Number of Shares Owned After Offering	Percentage of Shares Owned After Completion of Offering (1)
First Reserve Fund VIII, L.P. (2) One Lafayette Place Greenwich, CT 06830	4,919,316	4,879,316	40,000	*

*	Less than 1%.
(1)	The percentage of shares beneficially owned is based on 10,762,016 shares of common stock outstanding as of December 31, 2006.
(2)	Consists of 4,565,373 shares of common stock held directly by First Reserve Fund VIII, an exercisable warrant to purchase 313,943 shares of common stock, and 40,000 vested shares of common stock in underlying stock options issued to Ben A. Guill (20,000 shares) and Joseph R. Edwards (20,000 shares). First Reserve is the general partner of First Reserve GP VIII, L.P., which in turn is the general partner of First Reserve Fund VIII. Ben A. Guill, William E. Macaulay and John A. Hill, are the members of the Board of Directors of First Reserve. The executive officers of First Reserve are Mr. Macaulay—chairman, chief executive officer and managing director; Mr. Guill—president and managing director; Mr. Hill—vice chairman and managing director; J.W.G. Honeybourne—managing director; Thomas J. Sikorski—managing director; Alex T. Krueger—managing director; Kenneth W. Moore—managing director; Cathleen M. Ellsworth—managing director; Mark A. McComiskey—managing director; Alan G. Schwartz—Managing Director; Jennifer C. Zarrilli—treasurer and chief financial officer; Anne E. Gold—chief administrative officer, general counsel secretary and assistant treasurer; Craig M. Jarchow—director; J. Hardy Murchison—director; Timothy H. Day—director; Francesco Giuliani—director; Neil J. Hartley—director; Glenn J. Payne—director; and Joseph R. Edwards—director. Each of Rahman P. D’Argenio, Brian K. Lee, Timothy K. O’Keeffe, Jeffery K. Quake and Joshua R. Weiner is a vice president of First Reserve. Each of Bing Feng Leng, Avik Dey, Dod E. Wales and Daniel S. Rice is an assistant vice president of First Reserve. Each of Mathew S. Raben an Joel C. Lambert is an associate general counsel and assistant secretary of First Reserve. Kristin A. Custar a director of investor relations of First Reserve. Valerie A. Thomason is assistant treasurer and assistant secretary of First Reserve. Damien T.J. Harris is assistant controller of First Reserve. Each of these individuals disclaim beneficial ownership of the shares held by First Reserve Fund VIII. First Reserve Fund VIII may be deemed to share dispositive and voting control over the underlying options issued to Messrs. Guill and Edwards.

13

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholder and will not receive any of the proceeds from the sale of the common stock by the selling stockholder pursuant to this prospectus. The aggregate proceeds to the selling stockholder from the sale of the common stock will be the purchase price of the common stock less any discounts and commissions. The selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchase of common stock to be made directly or through agents.

The common stock may be sold from time to time to purchasers:

•	directly by the selling stockholder and its successors, which includes its transferees, pledgees or donees or its successors; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder or the purchasers of the common stock. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The selling stockholder and any underwriters, broker-dealers or agents who participate in the distribution of the common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits on the sale of the common stock by the selling stockholder and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts, and any “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities, including, without limitation, liabilities under Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. If the common stock is sold through underwriters, broker-dealers or agents, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The selling stockholder may agree to indemnify any underwriter, agent or broker dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

The common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in transactions:

•	on any national securities exchange or quotation service on which the common stock may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing and exercise of options, whether such options are listed on an options exchange or otherwise;

•	through the settlement of short sales;

•	any other methods permitted under applicable law; or

•	a combination of these methods of sale.

14

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. These broker-dealers or other financial institutions may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholder may also make short sales of the common stock and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common stock.

To our knowledge, there are currently no plans, arrangements or understandings between the selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the common stock.

At the time a particular offering is made, if required, a prospectus supplement will be distributed, which will set forth the name of the selling stockholder, the aggregate amount and type of securities being offered, the price at which the securities are being sold and other material terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

We cannot be certain that the selling stockholder will sell any or all of the common stock pursuant to this prospectus. Further, we cannot assure you that the selling stockholder will not transfer, devise or gift the common stock by other means not described in this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling stockholder and any other person participating in the sale of the common stock will be subject to the Exchange Act. Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of up to five business days prior to the commencement of the distribution. In addition, the Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the common stock by the selling stockholder and any other such person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the common stock to the public, other than commissions, fees and discounts of underwriters, brokers, dealers and agents.

15

LEGAL MATTERS

Various legal matters, including the validity of the common stock offered pursuant to this prospectus, will be passed on for us by Vinson & Elkins L.L.P., Houston, Texas.

EXPERTS

The consolidated financial statements of T-3 Energy Services, Inc. appearing in T-3 Energy Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act with respect to the shares offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information contained in the registration statement. For further information about us and the common stock to be sold in this offering, you can read the registration statement and the exhibits and financial statements, notes and schedules filed with the registration statement. The statements contained in this prospectus about the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the registration statement or other document, each statement being qualified in all respects by that reference.

We are currently subject to the information reporting requirements of the Exchange Act and, in accordance with those requirements, we file periodic reports, proxy and information statements with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov. Our Commission filings are also available at our website at www.t3energyservices.com. You may also read and copy any document we file at the Commission’s public reference room at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Information contained in our website or any other website is not incorporated by reference into this prospectus, and you should not consider information contained in our website or any other website as part of this prospectus.

16

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the Commission under the Exchange Act (File No. 000-19580), are incorporated herein by reference:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2005;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

•	Our current reports on Form 8-K filed on January 17, 2006 (two reports filed on the same date), January 18, 2006, January 20, 2006, March 9, 2006, May 3, 2006, May 11, 2006, May 31, 2006, June 5, 2006, July 24, 2006, October 30, 2006, December 1, 2006 and January 5, 2007 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K); and

•	The description of our common stock contained in our current report on Form 8-K filed on November 12, 2002.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates documents by reference that are not delivered herewith. Copies of these documents, other than the exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents), are available upon written or oral request, at no charge, from us. Requests for such copies should be directed to T-3 Energy Services, Inc., 7135 Ardmore, Houston, Texas 77054, Attention: Corporate Secretary, telephone number: (713) 996-4110.

17

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by the selling stockholder, in connection with the sale and distribution of the common stock being registered. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$63,258
Printing and engraving expenses	20,000
Legal fees and expenses	25,000
Accounting fees and expenses	20,000
Transfer agent and registrar fees	2,500
Miscellaneous expenses	14,242

Total fees and expenses	$145,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in our right—by reason of the fact that the person is or was a director, officer, agent, or employee of us, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of us, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in our right of us as well but only to the extent of expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of the action if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to us, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. We also maintain director and officer liability insurance. These indemnification provisions may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits.

Exhibit Number	Identification of Exhibit
1.1*	Form Underwriting Agreement

2.1**	Agreement and Plan of Merger dated May 7, 2001, as amended, among Industrial Holdings, Inc., T-3 Energy Services, Inc. and First Reserve Fund VIII, Limited Partnership (Annex I to Industrial Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A dated November 9, 2001 (File No. 000-19580)).

2.2**	Plan and Agreement of Merger dated December 17, 2001, between T-3 Energy Services, Inc. and T-3 Combination Corp (Exhibit 2.2 to T-3’s Current Report on Form 8-K dated December 31, 2001 (File No. 000-19580)).

4.1**	Specimen Certificate of Common Stock, $.001 par value, of T-3 Energy Services, Inc. (Exhibit 4.1 to T-3’s Annual Report on Form 10-K for the period ended December 31, 2001 (File No. 000-19580)).

4.2**	Form of warrant to purchase 327,862 shares of T-3’s Common Stock at $12.80 per share issued to former T-3 stockholders in connection with the merger of T-3 and Industrial Holdings, Inc. (Annex VII to Industrial Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A dated November 9, 2001 (File No. 000-19580)).

4.3**	Registration Rights Agreement dated December 17, 2001, among Industrial Holdings, Inc. and the Stockholders thereto (Exhibit 10.1 to T-3’s Current Report on Form 8-K dated December 31, 2001 (File No. 000-19580)).

4.4***	Form of Subordinated Indenture

4.5***	Form of Senior Indenture

4.6*	Form of Senior Debt Securities

4.7*	Form of Subordinated Debt Securities

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Depositary Agreement

4.11*	Form of Depositary Receipt

5.1***	Opinion of Vinson & Elkins L.L.P.

12.1***	Computation of Ratio of Earnings to Fixed Charges

23.1***	Consent of Ernst & Young LLP.

23.2***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1***	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
**	Incorporated by reference to the filing indicated.
***	Filed herewith.

(b) Financial Statement Schedules.

None.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided; however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas on the 26th day of January, 2007.

T-3 ENERGY SERVICES, INC.

By:	/s/ GUS D. HALAS
Gus D. Halas President, Chief Executive Officer and Chairman of the Board

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Gus D. Halas and Michael T. Mino, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 26th day of January, 2007.

	Signature	Title

By:	/s/ GUS D. HALAS	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
Gus D. Halas

By:	/s/ MICHAEL T. MINO	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
Michael T. Mino

By:	/s/ JOSEPH R. EDWARDS	Director
Joseph R. Edwards

By:	/s/ MICHAEL W. PRESS	Director
Michael W. Press

By:	/s/ STEPHEN A. SNIDER	Director
Stephen A. Snider

By:	/s/ JAMES M. TIDWELL	Director
James M. Tidwell

EXHIBIT INDEX

Exhibit Number	Identification of Exhibit
1.1*	Form Underwriting Agreement

2.1**	Agreement and Plan of Merger dated May 7, 2001, as amended, among Industrial Holdings, Inc., T-3 Energy Services, Inc. and First Reserve Fund VIII, Limited Partnership (Annex I to Industrial Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A dated November 9, 2001 (File No. 000-19580)).

2.2**	Plan and Agreement of Merger dated December 17, 2001, between T-3 Energy Services, Inc. and T-3 Combination Corp (Exhibit 2.2 to T-3’s Current Report on Form 8-K dated December 31, 2001 (File No. 000-19580)).

4.1**	Specimen Certificate of Common Stock, $.001 par value, of T-3 Energy Services, Inc. (Exhibit 4.1 to T-3’s Annual Report on Form 10-K for the period ended December 31, 2001 (File No. 000-19580)).

4.2**	Form of warrant to purchase 327,862 shares of T-3’s Common Stock at $12.80 per share issued to former T-3 stockholders in connection with the merger of T-3 and Industrial Holdings, Inc. (Annex VII to Industrial Holdings, Inc.’s Definitive Proxy Statement on Schedule 14A dated November 9, 2001 (File No. 000-19580)).

4.3**	Registration Rights Agreement dated December 17, 2001, among Industrial Holdings, Inc. and the Stockholders thereto (Exhibit 10.1 to T-3’s Current Report on Form 8-K dated December 31, 2001 (File No. 000-19580)).

4.4***	Form of Subordinated Indenture

4.5***	Form of Senior Indenture

4.6*	Form of Senior Debt Securities

4.7*	Form of Subordinated Debt Securities

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant Certificate

4.10*	Form of Depositary Agreement

4.11*	Form of Depositary Receipt

5.1***	Opinion of Vinson & Elkins L.L.P.

12.1***	Computation of Ratio of Earnings to Fixed Charges

23.1***	Consent of Ernst & Young LLP.

23.2***	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1***	Powers of Attorney (included on signature page).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Senior Indenture

25.2*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a current report on Form 8-K of the registrant.
**	Incorporated by reference to the filing indicated.
***	Filed herewith.